Exhibit 11


                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                                  13 Weeks Ended
                                              ---------------------
                                              Sept. 27,   Sept. 28,
                                                1997        1996
(Dollars in millions, shares in thousands)    ---------   ---------

Earnings                                      $   33.9    $   30.2
                                              =========   =========


PRIMARY METHOD
  Shares
    Cumulative average outstanding shares       62,376      62,279
    Common equivalent shares                     3,169       3,865
                                              ---------   ---------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                        65,545      66,144
                                              =========   =========

Primary earnings per share                    $   0.52    $   0.46
                                              =========   =========

FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares       62,376      62,279
    Common equivalent shares                     3,210       3,932
                                              ---------   ---------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                        65,586      66,211
                                              =========   =========

Fully diluted earnings per share              $   0.52    $   0.46
                                              =========   =========

                                                         Exhibit 11


                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                                  39 Weeks Ended
                                              ---------------------
                                              Sept. 27,   Sept. 28,
                                                1997        1996
(Dollars in millions, shares in thousands)    ---------   ---------

Earnings
  Income from continuing operations           $   83.0    $   24.7
  Income from discontinued operations              -          62.2
                                              ---------   ---------
    Net income                                $   83.0    $   86.9
                                              =========   =========


PRIMARY METHOD
  Shares
    Cumulative average outstanding shares       62,479      61,872
    Common equivalent shares                     3,012       2,509
                                              ---------   ---------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                        65,491      64,381
                                              =========   =========

Primary earnings per share:
  Continuing operations                       $   1.27    $   0.38
  Discontinued operations                          -          0.97
                                              ---------   ---------
    Net income per share                      $   1.27    $   1.35
                                              =========   =========

FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares       62,479      61,872
    Common equivalent shares                     3,066       2,559
                                              ---------   ---------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                        65,545      64,431
                                              =========   =========

Fully diluted earnings per share:
  Continuing operations                       $   1.27    $   0.38
  Discontinued operations                          -          0.97
                                              ---------   ---------
      Net income per share                    $   1.27    $   1.35
                                              =========   =========